Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 20, 2017 (the “Effective Date”) between SGOCO Group, Ltd., a company organized under the laws of the Cayman Islands (the “Company”), and the undersigned investor (“Purchaser”).

RECITALS

WHEREAS, Purchaser is an individual who has no relationship with the Company or any officers or directors of the Company;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective Form F-3 registration statement (Registration Number 333-214141), as amended, under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1                                   Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in, and construed, under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means a date mutually agreed upon by the parties hereto in writing, on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than April 20, 2017.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the ordinary shares of the Company, par value $0.004 per share.

“DWAC” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rules” shall mean the listing rules of The Nasdaq Stock Exchange Inc.

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Per Share Purchase Price” equals $2.04 per share of Common Stock, subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that may occur after the date of this Agreement.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.1(a).

“Registration Statement” means the effective registration statement with Commission file No. 333-214141, as amended, which registers the sale of the Shares to Purchaser.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rules and Regulations” means the rules and regulations of the Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board, the Exchange Rules and applicable state securities laws and regulations.

“Shares” means 117,361 shares of Common Stock to be issued to Purchaser pursuant to this Agreement (the “Shares”).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to Purchaser, the aggregate amount of $239,417 to be paid for the Shares purchased at the Per Share Purchase Price in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCQB (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, and any other documents or agreements executed between the Company and Purchaser in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. On the Closing Date, on the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell, and Purchaser agrees to purchase, from the Company the Shares for the Per Share Purchase Price. Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to Purchaser’s Subscription Amount and the Company shall deliver to Purchaser the Shares as determined pursuant to Section 2.2(a), and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.

2.2           Deliveries.

(a)             On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser each of the following:

(i)                 this Agreement duly executed by the Company;

(ii)               a copy of the irrevocable instructions to the transfer agent of the Company (the “Transfer Agent”) instructing the Transfer Agent to issue stock certificate for the Shares or deliver via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the number of Shares.

(b)            On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)                 this Agreement duly executed by Purchaser; and

(ii)               Purchaser’s Subscription Amount by wire transfer to the bank account directed by the Company.

2.3           Closing Conditions.

(a)       The obligations of the Company hereunder to sell the Shares to Purchaser at the Closing are subject to the following conditions being met:

(i)                 the accuracy when made and on the Closing Date of the representations and warranties of Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)               all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)             the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement on or prior to the Closing Date.

(b)            The obligations of Purchaser hereunder to purchase the Shares from the Company at the Closing are subject to the following conditions being met:

(i)               the accuracy when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they will be accurate as of such date);

(ii)               all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)             the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement on or prior to the Closing Date; and

(iv)             there shall have been no material adverse effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as indicated in the SEC Reports, the Company hereby represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

(a)       Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized and validly existing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted as described in the final supplemental form of prospectus (including the base prospectus as so supplemented), in the form filed, or to be filed, as the case may be, with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below).

(c)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the offer, issue and sale of the Shares, other than: (i) the disclosure filing required for this Agreement, (ii) the filing with the Commission of the Prospectus, (iii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state securities laws, and (v) such consents, waivers and authorizations that shall be obtained prior to the Closing (collectively, the “Required Approvals”).

(d)       Authorization of the Shares; Registration. The Shares to be sold by the Company and their issue and sale are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and free and clear of all Liens imposed by the Company.

(e)       Capitalization. All of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and conforms to the description of the Common Stock contained in the Prospectus.

(f)       SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto, documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(g)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)       No Broker. The Company has not employed any broker, finder or agent, nor become obligated in any way to pay any broker’s, finder’s or agent’s or similar fee with respect to the purchase and sale of the Shares.

3.2           Representations and Warranties of Purchaser. Purchaser, for itself and for no other purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)   Organization; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable.

(b)  Understandings or Arrangements. Purchaser is acquiring the Shares for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Shares as principal, not as nominee or agent, and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

(c)   Foreign Investors. Purchaser hereby represents that it has satisfied itself as to the full observance by Purchaser of the laws of its jurisdiction applicable to Purchaser in connection with the purchase of the Shares or the execution and delivery by Purchaser of this Agreement and the Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to Purchaser’s purchase, holding, redemption, sale, or transfer of the Shares. Purchaser’s subscription and payment for, and continued beneficial ownership of, the Shares will not violate any securities or other laws of Purchaser’s jurisdiction applicable to Purchaser.

(d)  Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)   Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents and the Prospectus and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)   Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Purchaser first discussed the transaction with the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending on the Closing of the transaction contemplated by this Agreement. Other than to other party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)  No General Solicitation. Purchaser is not purchasing the Shares as a result of the Registration Statement or any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j)       Brokers or Finders.  Purchaser has not engaged any brokers, finders or agents, and the Company has not, nor will, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                    Reservation of Securities. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.2                    Certain Transactions and Confidentiality. Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at the Closing of the transaction contemplated by this Agreement.  Purchaser also covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release, Purchaser will maintain the confidentiality of the existence and terms of this transaction.

ARTICLE V.
MISCELLANEOUS

5.1                 Termination.  This Agreement may be terminated by either party by written notice to the other party if the Closing has not been consummated on or before April 20, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2                 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3                 Entire Agreement. The Transaction Documents, together with the exhibits and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5                 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6                 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

5.8                 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 5.8.

5.9                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10             Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares. The terms of this Article V shall survive any termination of the Agreement pursuant to Section 5.1.

5.11             Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13             Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14             Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15             Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. The English version of this Agreement, regardless of whether a translation in any other language is or will be made, shall be the only authentic version.

5.16             WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY SGOCO Group, Ltd. Address for Notice: Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong Email:ir@sgoco.com
By: __________________________________________ Name: Title:

PURCHASER

Mr. CHAN Kei Hoong

Address for Notice:

25A Block 42, Cityone, Shatin, N.T

Email:keihoongchan@gmail.com

By:  __________________________________________

Name: